Exhibit 99.1
HANMI FINANCIAL CORPORATION REPORTS RECORD
NET INCOME OF $17.6 MILLION FOR THIRD QUARTER OF 2006
EARNINGS PER SHARE INCREASE 20.0% TO $0.36
     LOS ANGELES — October 24, 2006 — Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, reported that for the three months ended September 30, 2006, it earned record net income of $17.6 million, an increase of 17.6 percent over net income of $15.0 million for the comparable period a year ago. Earnings per share were $0.36 (diluted), an increase of 20.0 percent compared to $0.30 (diluted) for the same period in 2005.
     For the nine months ended September 30, 2006, net income was $48.3 million, an increase of 11.5 percent over net income of $43.3 million for the comparable period a year ago. Earnings per share were $0.98 (diluted), an increase of 14.0 percent compared to $0.86 (diluted) for the same period in 2005.
     “Record quarterly net income of $17.6 million reflects the continuation of favorable trends we saw in the second quarter,” said Sung Won Sohn, Ph.D., President and Chief Executive Officer. “Assets were a record $3.74 billion at September 30, 2006, up from $3.62 billion at June 30, 2006, an improvement that was accompanied by modest but steady growth in both loans and deposits; loans were a record $2.82 billion at September 30, 2006, compared to $2.76 billion at June 30, 2006, and deposits were a record $2.97 billion at September 30, 2006, compared to $2.90 billion at June 30, 2006. Noteworthy was a continuation of the shift in mix from real estate loans to commercial and industrial loans, which made up 61.0 percent of the portfolio at September 30, 2006 compared to 59.6 percent at June 30, 2006.”
     “I would also point to two other metrics in particular,” said Dr. Sohn. “Return on average shareholders’ equity, regarded by many as among the most important measures of financial performance in the banking industry, was 15.08 percent for the third quarter of 2006, compared to 14.22 percent for the second quarter of 2006 and 13.89 percent for the third quarter of 2005. And our third-quarter efficiency ratio was 40.14 percent compared to 41.59 percent in the second quarter and 38.34 percent a year ago.”
     “Margin compression remains pervasive throughout the industry, and despite record net income, Hanmi, like many of our competitors, has seen persistent pressure on margins during 2006,” concluded Dr. Sohn. “The good news, however, is that third-quarter net interest margin of 4.73 percent was only three basis points lower than in the second quarter. And even though we anticipate continuing margin pressures, we hope to hold the line on profitability in the fourth quarter.”
THIRD-QUARTER HIGHLIGHTS
•	Net interest income before provision for credit losses was $39.2 million for the third quarter of 2006, compared to $37.8 million for the second quarter of 2006 and $35.1 million for the third quarter of 2005.
•	Net interest margin for the third quarter of 2006 was 4.73 percent, compared to 4.76 percent for the second quarter of 2006 and 4.78 percent for the third quarter of 2005.
•	Return on average assets for the third quarter of 2006 was 1.90 percent, compared to 1.79 percent for the second quarter of 2006 and 1.80 percent for the third quarter of 2005.
•	Return on average shareholders’ equity for the third quarter of 2006 was 15.08 percent, compared to 14.22 percent for the second quarter of 2006 and 13.89 percent for the third quarter of 2005.
•	The loan portfolio increased by $61.2 million, or 2.2 percent, to $2.82 billion at September 30, 2006 from $2.76 billion at June 30, 2006 and $2.47 billion at December 31, 2005.
•	The provision for credit losses was $1.7 million for the third quarter of 2006, compared to $900,000 for the second quarter of 2006 and $3.2 million for the third quarter of 2005.

•	Non-performing assets increased $1.3 million, or 11.0 percent, from $12.1 million at June 30, 2006 to $13.5 million at September 30, 2006.
•	The allowance for loan losses was 0.99 percent and 0.98 percent of the gross loan portfolio at September 30, 2006 and June 30, 2006, respectively.
•	The efficiency ratio for the third quarter of 2006 was 40.14 percent compared to 41.59 percent for the second quarter of 2006 and 38.34 percent for the third quarter of 2005.
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES
     Net interest income before provision for credit losses was $39.2 million for the third quarter of 2006, an increase of $1.4 million, or 3.8 percent, compared to $37.8 million for the second quarter of 2006, and an increase of $4.1 million, or 11.6 percent, compared to $35.1 million for the third quarter of 2005.
     The yield on the loan portfolio was 8.81 percent for the third quarter of 2006, an increase of 25 basis points compared to 8.56 percent for the second quarter of 2006, and an increase of 114 basis points compared to 7.67 percent for the third quarter of 2005. The yield on investment securities was 4.48 percent for the third quarter of 2006, an increase of eight basis points compared to 4.40 percent for the second quarter of 2006, and an increase of 46 basis points compared to 4.02 percent for the third quarter of 2005. The yield on average interest-earning assets was 8.22 percent for the third quarter of 2006, an increase of 24 basis points compared to 7.98 percent for the second quarter of 2006, while the cost of interest-bearing liabilities was 4.73 percent for the third quarter of 2006, an increase of 36 basis points compared to 4.37 percent for the second quarter of 2006, as the Company continued to operate in a highly competitive deposit taking environment.
     The year-over-year increase of $16.2 million in interest income was primarily due to: 1) an increase in the yield on average interest-earning assets, which increased from 7.08 percent to 8.22 percent, an increase of 114 basis points that provided an additional $8.4 million of interest income compared to the third quarter of 2005; and 2) an increase in average interest-earning assets, which increased from $2.91 billion to $3.29 billion, an increase of $374.4 million that provided an additional $7.8 million of interest income compared to the third quarter of 2005. The majority of this growth was funded by a $277.3 million, or 10.5 percent, increase in average deposits. Average borrowings also increased by $56.6 million, or 55.3 percent, compared to the third quarter of 2005, but decreased by $7.1 million, or 4.3 percent, compared to the second quarter of 2006. During the quarter, the Company borrowed $90.0 million from the Federal Home Loan Bank for terms of 24 months to allow it to fund fixed-rate loans, but maintain the desired level of asset sensitivity.
PROVISION FOR CREDIT LOSSES
     The provision for credit losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, to be the amount needed to maintain an allowance that is sufficient to absorb estimated probable loan losses inherent in the loan portfolio. The provision for credit losses was $1.7 million for the third quarter of 2006, compared to $900,000 for the second quarter of 2006 and $3.2 million for the third quarter of 2005. The increase in the provision for credit losses is attributable to the migration of loan classification in the criticized and classified loans and an increase in specific allocation for impaired loans. The increase in the provision for credit losses also is attributable to an increase in net charge-offs from $353,000 for the second quarter of 2006 to $656,000 in the third quarter of 2006.
NON-INTEREST INCOME
     Non-interest income increased by $407,000, or 4.6 percent, to $9.3 million for the third quarter of 2006, compared to $8.9 million for the second quarter of 2006, and by $122,000, or 1.3 percent, compared to $9.2 million for the third quarter of 2005. Gain on sales of loans was $1.4 million for the third quarter of 2006, compared to $1.3 million for the second quarter of 2006 and $1.7 million for the third quarter of 2005. Other non-interest income increased by $318,000, or 4.2 percent, to $7.9 million, compared to $7.6 million for the second quarter of 2006, and by $434,000, or 5.8 percent, compared to $7.5 million for the third quarter of 2005. The increase reflects increases in the value of derivatives, as well as increased service charges and trade finance fees.

NON-INTEREST EXPENSES
     Non-interest expenses increased by $57,000, or 0.3 percent, to $19.5 million for the third quarter of 2006, compared to $19.4 million for the second quarter of 2006. Salaries and employee benefits decreased by $334,000, or 3.1 percent, to $10.4 million for the third quarter of 2006, compared to $10.7 million for the second quarter of 2006. The decrease in salaries and employee benefits is primarily due to higher deferred loan origination costs in the third quarter of 2006. Advertising and promotion expense decreased by $146,000, or 18.0 percent, to $665,000, compared to $811,000 for the second quarter of 2006, and professional fees decreased by $102,000, or 20.7 percent, to $390,000, compared to $492,000 for the second quarter of 2006.
     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the third quarter of 2006 was 40.14 percent, compared to 41.59 percent for the second quarter of 2006 and 38.34 percent for the third quarter of 2005.
PROVISION FOR INCOME TAXES
     The provision for income taxes was $29.6 million at a 38.0 percent effective tax rate for the nine months ended September 30, 2006, compared to $27.3 million at a 38.7 percent effective tax rate for the nine months ended September 30, 2005. The Company recognized Enterprise Zone tax credits, which reduced its effective tax rate by 2.0 percent and 0.9 percent for the nine months ended September 30, 2006 and 2005, respectively, including 0.9 percent and 0.2 percent attributable to the true-up of prior year credits recognized in the third quarter of 2006 and 2005, respectively.
FINANCIAL POSITION
     Total assets were $3.74 billion at September 30, 2006, an increase of $325.6 million, or 9.5 percent, compared to the December 31, 2005 balance of $3.41 billion, and an increase of $371.4 million, or 11.0 percent, over the September 30, 2005 balance of $3.37 billion.
     At September 30, 2006, net loans totaled $2.82 billion, an increase of $326.6 million, or 14.3 percent, from $2.47 billion at December 31, 2005. The increase in net loans was primarily attributable to increased loan production in 2006. Real estate loans increased by $39.9 million, or 4.1 percent, to $1.01 billion at September 30, 2006, compared to $974.2 million at December 31, 2005. Commercial and industrial loans grew by $308.0 million, or 21.5 percent, to $1.74 billion at September 30, 2006, compared to $1.43 billion at December 31, 2005.
     The growth in total assets was funded by an increase in deposits of $147.7 million, up 5.2 percent to $2.97 billion at September 30, 2006, compared to $2.83 billion at December 31, 2005, and an increase in FHLB advances and other borrowings of $123.1 million, up 265.7 percent to $169.4 million at September 30, 2006, compared to $46.3 million at December 31, 2005. The increase in deposits included increases in time deposits of $100,000 or more of $231.8 million, up 19.9 percent to $1.39 billion, in noninterest-bearing demand deposits of $18.3 million, up 2.5 percent to $756.9 million, and in other time deposits of $10.9 million, up 3.9 percent to $288.7 million, partially offset by decreases in money market checking accounts of $91.4 million, down 17.4 percent to $434.7 million, and in savings accounts of $21.9 million, down 18.0 percent to $99.7 million.
     At September 30, 2006, goodwill totaled $207.6 million, a decrease of $1.4 million, or 0.7 percent, from $209.1 million at December 31, 2005 due to a tax refund related to the acquisition of Pacific Union Bank.
ASSET QUALITY
     Total non-performing assets, including loans 90 days or more past due and still accruing, non-accrual loans and other real estate owned (“OREO”) assets, increased by $1.3 million, or 11.0 percent, to $13.5 million at September 30, 2006 from $12.1 million at June 30, 2006, and increased by $3.3 million, or 33.0 percent, from $10.1 million at December 31, 2005. Non-performing loans as a percentage of gross loans increased to 0.47 percent at September 30, 2006 from 0.43 percent at June 30, 2006 and 0.41 percent at December 31, 2005. As of September 30, 2006, loans to borrowers in the wholesale trade, retail trade, and accommodation and food services industries made up 29.7 percent, 28.1 percent and 9.0 percent, respectively, of non-performing assets.

     At September 30, 2006, loans 90 days or more past due and still accruing were $6,000, down $3,000 from $9,000 at December 31, 2005. At September 30, 2006, non-accrual loans were $13.5 million, up $3.3 million, or 33.1 percent, from $10.1 million at December 31, 2005. There were no OREO assets at September 30, 2006 or December 31, 2005.
     At September 30, 2006, the allowance for loan losses was $28.3 million, and represented management’s best estimate of the amount needed to maintain an allowance that the Company believes should be sufficient to absorb estimated probable loan losses inherent in its loan portfolio. In addition, the Company maintained a liability for off-balance sheet exposure, primarily unfunded loan commitments, totaling $2.1 million at September 30, 2006 and December 31, 2005. The allowance for loan losses represented 0.99 percent of gross loans at September 30, 2006, compared to 0.98 percent and 1.00 percent at June 30, 2006 and December 31, 2005, respectively. As of September 30, 2006, the allowance for loan losses was 209.8 percent of non-performing loans, compared to 224.5 percent at June 30, 2006 and 246.4 percent at December 31, 2005, reflecting less loss severity of non-performing loans in light of the real estate collateral that secures the newly arising non-performing loans.
ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties, and seven loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which could cause actual results to differ from those projected.
CONTACT
     Hanmi Financial Corporation

Michael J. Winiarski	Stephanie Yoon
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	September 30,	December 31,	%	September 30,	%
	2006	2005	Change	2005	Change
ASSETS
Cash and Cash Equivalents	$164,609	$163,477	0.7%	$174,233	(5.5)%
Investment Securities	398,956	443,912	(10.1)%	398,274	0.2%
Loans:
Loans, Net of Deferred Loan Fees	2,850,146	2,494,043	14.3%	2,483,471	14.8%
Allowance for Loan Losses	(28,276)	(24,963)	13.3%	(24,523)	15.3%

Net Loans	2,821,870	2,469,080	14.3%	2,458,948	14.8%

Customers’ Liability on Acceptances	11,245	8,432	33.4%	9,360	20.1%
Premises and Equipment, Net	20,322	20,784	(2.2)%	20,426	(0.5)%
Accrued Interest Receivable	16,190	14,120	14.7%	12,157	33.2%
Deferred Income Taxes	11,615	9,651	20.4%	8,159	42.4%
Servicing Asset	4,266	3,910	9.1%	3,716	14.8%
Goodwill	207,646	209,058	(0.7)%	209,058	(0.7)%
Core Deposit Intangible	6,876	8,691	(20.9)%	9,336	(26.3)%
Federal Reserve Bank and Federal Home Loan Bank Stock	24,768	24,587	0.7%	24,251	2.1%
Bank-Owned Life Insurance	23,368	22,713	2.9%	22,498	3.9%
Other Assets	28,080	15,837	77.3%	17,972	56.2%

Total Assets	$3,739,811	$3,414,252	9.5%	$3,368,388	11.0%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$756,901	$738,618	2.5%	$764,380	(1.0)%
Interest-Bearing	2,216,880	2,087,496	6.2%	1,982,390	11.8%

Total Deposits	2,973,781	2,826,114	5.2%	2,746,770	8.3%
Accrued Interest Payable	19,191	11,911	61.1%	9,010	113.0%
Acceptances Outstanding	11,245	8,432	33.4%	9,360	20.1%
FHLB Advances and Other Borrowings	169,435	46,331	265.7%	86,931	94.9%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	12,392	12,281	0.9%	17,905	(30.8)%

Total Liabilities	3,268,450	2,987,475	9.4%	2,952,382	10.7%
Shareholders’ Equity	471,361	426,777	10.4%	416,006	13.3%

Total Liabilities and Shareholders’ Equity	$3,739,811	$3,414,252	9.5%	$3,368,388	11.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	%	Sept. 30,	%	Sept. 30,	Sept. 30,	%
	2006	2006	Change	2005	Change	2006	2005	Change
INTEREST INCOME:
Interest and Fees on Loans	$62,854	$58,242	7.9%	$47,454	32.5%	$173,733	$128,430	35.3%
Interest on Investments	4,836	5,013	(3.5)%	4,277	13.1%	14,948	13,659	9.4%
Interest on Federal Funds Sold	436	23	1,795.7%	221	97.3%	748	679	10.2%

Total Interest Income	68,126	63,278	7.7%	51,952	31.1%	189,429	142,768	32.7%

INTEREST EXPENSE:
Interest on Deposits	25,178	21,921	14.9%	14,655	71.8%	66,690	35,811	86.2%
Interest on FHLB Advances and Other Borrowings	2,084	2,001	4.1%	878	137.4%	4,699	2,330	101.7%
Interest on Junior Subordinated Debentures	1,672	1,587	5.4%	1,298	28.8%	4,734	3,499	35.3%

Total Interest Expense	28,934	25,509	13.4%	16,831	71.9%	76,123	41,640	82.8%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	39,192	37,769	3.8%	35,121	11.6%	113,306	101,128	12.0%
Provision for Credit Losses	1,682	900	86.9%	3,157	(46.7)%	5,542	3,743	48.1%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	37,510	36,869	1.7%	31,964	17.4%	107,764	97,385	10.7%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,249	4,183	1.6%	4,059	4.7%	12,663	11,657	8.6%
Trade Finance Fees	1,227	1,116	9.9%	1,162	5.6%	3,414	3,143	8.6%
Remittance Fees	517	532	(2.8)%	527	(1.9)%	1,537	1,545	(0.5)%
Other Service Charges and Fees	591	614	(3.7)%	680	(13.1)%	1,739	1,948	(10.7)%
Bank-Owned Life Insurance Income	221	215	2.8%	215	2.8%	654	630	3.8%
Increase in Fair Value of Derivatives	389	109	256.9%	176	121.0%	723	965	(25.1)%
Other Income	731	835	(12.5)%	648	12.8%	2,209	1,823	21.2%
Gain on Sales of Loans	1,400	1,311	6.8%	1,712	(18.2)%	3,550	2,076	71.0%
Gain (Loss) on Sales of Securities Available for Sale	(3)	—	—	21	(114.3)%	2	117	(98.3)%

Total Non-Interest Income	9,322	8,915	4.6%	9,200	1.3%	26,491	23,904	10.8%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	10,357	10,691	(3.1)%	9,155	13.1%	30,209	26,867	12.4%
Occupancy and Equipment	2,596	2,558	1.5%	2,179	19.1%	7,472	6,581	13.5%
Data Processing	1,202	1,218	(1.3)%	1,253	(4.1)%	3,635	3,663	(0.8)%
Advertising and Promotion	665	811	(18.0)%	726	(8.4)%	2,122	1,983	7.0%
Supplies and Communications	636	576	10.4%	559	13.8%	1,848	1,867	(1.0)%
Professional Fees	390	492	(20.7)%	393	(0.8)%	1,550	1,432	8.2%
Amortization of Core Deposit Intangible	585	605	(3.3)%	694	(15.7)%	1,815	2,140	(15.2)%
Decrease in Fair Value of Embedded Option	78	112	(30.4)%	173	(54.9)%	292	748	(61.0)%
Other Operating Expenses	2,964	2,353	26.0%	1,859	59.4%	7,385	5,836	26.5%
Merger-Related Expenses	—	—	—	—	—	—	(509)	(100.0)%

Total Non-Interest Expenses	19,473	19,416	0.3%	16,991	14.6%	56,328	50,608	11.3%

INCOME BEFORE PROVISION FOR INCOME TAXES	27,359	26,368	3.8%	24,173	13.2%	77,927	70,681	10.3%
Provision for Income Taxes	9,762	10,428	(6.4)%	9,204	6.1%	29,588	27,342	8.2%

NET INCOME	$17,597	$15,940	10.4%	$14,969	17.6%	$48,339	$43,339	11.5%

EARNINGS PER SHARE:
Basic	$0.36	$0.33	9.1%	$0.30	20.0%	$0.99	$0.88	12.5%
Diluted	$0.36	$0.32	12.5%	$0.30	20.0%	$0.98	$0.86	14.0%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	48,890,662	48,822,729		49,144,508		48,809,921	49,386,112
Diluted	49,450,601	49,404,204		49,914,432		49,395,152	50,157,206

SHARES OUTSTANDING AT PERIOD-END	48,991,146	48,908,580		48,606,245		48,991,146	48,606,245

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	%	Sept. 30,	%	Sept. 30,	Sept. 30,	%
	2006	2006	Change	2005	Change	2006	2005	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,828,972	$2,729,218	3.7%	$2,456,033	15.2%	$2,702,902	$2,344,123	15.3%
Average Interest-Earning Assets	3,287,581	3,180,999	3.4%	2,913,198	12.9%	3,169,215	2,815,192	12.6%
Average Total Assets	3,675,091	3,570,389	2.9%	3,299,551	11.4%	3,557,227	3,191,373	11.5%
Average Deposits	2,927,956	2,832,218	3.4%	2,650,581	10.5%	2,857,260	2,571,380	11.1%
Average Interest-Bearing Liabilities	2,427,883	2,341,481	3.7%	2,075,091	17.0%	2,329,135	1,988,038	17.2%
Average Shareholders’ Equity	463,011	449,664	3.0%	427,535	8.3%	450,069	416,737	8.0%
Average Tangible Equity	248,147	232,802	6.6%	208,729	18.9%	233,671	197,060	18.6%

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	1.90%	1.79%		1.80%		1.82%	1.82%
Return on Average Shareholders’ Equity	15.08%	14.22%		13.89%		14.36%	13.90%
Return on Average Tangible Equity	28.13%	27.46%		28.45%		27.66%	29.40%
Efficiency Ratio	40.14%	41.59%		38.34%		40.29%	40.88%
Net Interest Margin	4.73%	4.76%		4.78%		4.78%	4.80%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$27,250	$26,703	2.0%	$22,049	23.6%	$24,963	$22,702	10.0%
Provision Charged to Operating Expense	1,682	900	86.9%	3,069	(45.2)%	5,542	3,519	57.5%
Charge-Offs, Net of Recoveries	(656)	(353)	85.8%	(595)	10.3%	(2,229)	(1,698)	31.3%

Balance at the End of Period	$28,276	$27,250	3.8%	$24,523	15.3%	$28,276	$24,523	15.3%

Allowance for Loan Losses to Total Gross Loans	0.99%	0.98%		0.99%		0.99%	0.99%
Allowance for Loan Losses to Total Non-Performing Loans	209.8%	224.5%		310.7%		209.8%	310.7%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$2,130	$2,130	—	$1,936	10.0%	$2,130	$1,800	18.3%
Provision Charged to Operating Expense	—	—	—	88	—	—	224	(100.0)%

Balance at the End of Period	$2,130	$2,130	—	$2,024	5.2%	$2,130	$2,024	5.2%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)(Continued)
(Dollars in Thousands)

	Sept. 30,	Dec. 31,	%	Sept. 30,	%
	2006	2005	Change	2005	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$13,470	$10,122	33.1%	$7,622	76.7%
Loans 90 Days or More Past Due and Still Accruing	6	9	(33.3)%	270	(97.8)%

Total Non-Performing Loans	13,476	10,131	33.0%	7,892	70.8%
Other Real Estate Owned	—	—	—	—	—

Total Non-Performing Assets	$13,476	$10,131	33.0%	$7,892	70.8%

Total Non-Performing Loans/Total Gross Loans	0.47%	0.41%		0.32%
Total Non-Performing Assets/Total Assets	0.36%	0.30%		0.23%
Total Non-Performing Assets/Allowance for Loan Losses	47.7%	40.6%		32.2%

LOAN PORTFOLIO:
Real Estate Loans	$1,014,058	$974,172	4.1%	$967,025	4.9%
Commercial and Industrial Loans	1,739,476	1,431,492	21.5%	1,428,708	21.8%
Consumer Loans	100,180	92,154	8.7%	91,799	9.1%

Total Gross Loans	2,853,714	2,497,818	14.2%	2,487,532	14.7%
Deferred Loan Fees	(3,568)	(3,775)	(5.5)%	(4,061)	(12.1)%
Allowance for Loan Losses	(29,958)	(24,963)	20.0%	(24,523)	22.2%

Loans Receivable, Net	$2,820,188	$2,469,080	14.2%	$2,458,948	14.7%

LOAN MIX:
Real Estate Loans	35.5%	39.0%		38.9%
Commercial and Industrial Loans	61.0%	57.3%		57.4%
Consumer Loans	3.5%	3.7%		3.7%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$756,901	$738,618	2.5%	$764,380	(1.0)%
Money Market	434,738	526,171	(17.4)%	506,843	(14.2)%
Savings	99,719	121,574	(18.0)%	127,349	(21.7)%
Time Deposits of $100,000 or More	1,393,721	1,161,950	19.9%	1,089,917	27.9%
Other Time Deposits	288,702	277,801	3.9%	258,281	11.8%

Total Deposits	$2,973,781	$2,826,114	5.2%	$2,746,770	8.3%

DEPOSIT MIX:
Demand — Noninterest-Bearing	25.5%	26.1%		27.8%
Money Market	14.6%	18.6%		18.5%
Savings	3.4%	4.3%		4.6%
Time Deposits of $100,000 or More	46.9%	41.1%		39.7%
Other Time Deposits	9.6%	9.9%		9.4%

Total Deposits	100.0%	100.0%		100.0%